EXHIBIT 5.1

Shulman, Rogers, Gandal, Pordy & Ecker, P.A.
11921 Rockville Pike, Third Floor
Rockville, Maryland 20852

February 9, 2007

Associated Media Holdings, Inc.
5150 East Pacific Coast Highway
Park Tower, Suite 300
Long Beach, CA 90804

Dear Sirs:

Reference is made to the Registration Statement on Form SB-2 (“Registration Statement”) filed by Associated Media Holdings, Inc. (“Company”), a Nevada corporation, under the Securities Act of 1933, as amended (“Act”), with respect to an aggregate of 10,945,250 shares of common stock, par value $.00025 per share (the “Shares”), to be offered for sale by certain selling stockholders as set forth in the Registration Statement.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, the legal capacity of all natural persons, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain current and former stockholders, directors, officers and/or employees of the Company.

Based upon the foregoing, it is our opinion that the Shares are validly issued, fully paid and non-assessable. This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective time of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Shulman, Rogers, Gandal, Pordy & Ecker, P.A.
Shulman, Rogers, Gandal, Pordy & Ecker, P.A.